Exhibit 21.1

Fogo de Chão, Inc.

Subsidiaries of Registrant

NAME OF SUBSIDIARY	Jurisdiction of incorporation or organization

Brasa (Purchaser) Inc.	Delaware

Brasa (Holdings) Inc.	Delaware

Fogo de Chão (Holdings) Inc.	Delaware

Fogo de Chão Churrascaria (Atlanta) LLC	Georgia

Fogo de Chão Churrascaria (Baltimore) LLC	Delaware

Fogo de Chão Churrascaria (California) LLC	California

Fogo de Chão Churrascaria (Chicago) LLC	Illinois

Fogo de Chão Churrascaria (Denver) LLC	Delaware

Fogo de Chão Churrascaria (Indianapolis) LLC	Delaware

Fogo de Chão Churrascaria (Kansas City) LLC	Delaware

Fogo de Chão Churrascaria (International) LLC	Delaware

Fogo de Chão Churrascaria (Portland) LLC	Delaware

Fogo de Chão Churrascaria (Las Vegas) LLC	Delaware

Fogo de Chão Churrascaria (Washington, D.C.) LLC	Delaware

Fogo de Chão Churrascaria (Miami) LLC	Delaware

Fogo de Chão Churrascaria (Minneapolis) LLC	Delaware

Fogo de Chão Churrascaria (Orlando) LLC	Delaware

Fogo de Chão Churrascaria (Philadelphia) LLC	Delaware

Fogo de Chão Churrascaria (Phoenix) LLC	Delaware

Fogo de Chão Churrascaria (Los Angeles) LLC	Delaware

Fogo de Chão Churrascaria (Uptown One) LLC	Texas

Fogo de Chão Churrascaria (Austin) LLC	Texas

Fogo de Chão Churrascaria (San Antonio) LLC	Texas

Fogo de Chão Churrascaria (Rosemont) LLC	Delaware

Fogo de Chão 53rd Street, New York LLC	Delaware

Fogo de Chão Churrascaria (San Jose) LLC	Delaware

Fogo de Chão Churrascaria (Boston) LLC	Delaware

Fogo de Chão Churrascaria (San Diego) LLC	Delaware

Fogo de Chão Churrascaria (Sunrise Florida) LLC	Delaware

Fogo de Chão Churrascaria (Tysons) LLC	Delaware

Fogo de Chão Churrascaria (Pittsburgh) LLC	Delaware

Fogo de Chão Churrascaria (San Francisco) LLC	Delaware

Fogo de Chão Churrascaria (New Orleans) LLC	Delaware

Fogo de Chão Churrascaria (Jacksonville) LLC	Delaware

NAME OF SUBSIDIARY	Jurisdiction of incorporation or organization
Fogo de Chão Churrascaria (Dunwoody Atlanta) LLC	Delaware

Fogo de Chão Churrascaria (Summerlin) LLC	Delaware

Fogo de Chão Churrascaria (Bellevue) LLC	Delaware

Fogo de Chão Churrascaria (Naperville) LLC	Delaware

Fogo de Chão Churrascaria (King of Prussia) LLC	Delaware

Fogo de Chão Churrascaria (San Juan) LLC	Puerto Rico

Fogo de Chão Churrascaria (Texas GP) LLC	Texas

Fogo de Chão Churrascaria (Dallas) LLC	Texas

Varzea Alegre (Dallas) LLC	Texas

Fogo de Chão Churrascaria (Houston) LLC	Texas

Varzea Allegre II (Houston) LLC	Texas

Fogo de Chão Churrascaria (Legacy Plano) LLC	Texas

Fogo de Chão Churrascaria (Woodlands) LLC	Texas

FDC Participacões Ltda.	Brazil

Fogo de Chão Ltda.	Brazil

Churrascaria “Os Gaudérios” Ltda.	Brazil

Fogo de Chão Churrascaria Ltda.	Brazil

Churrascaria Fogo de Chão BA Ltda.	Brazil

Churrascaria Fogo de Chão Jardins Ltda.	Brazil

Fogo’s Churrascaria Ltda.	Brazil

Churrascaria Fogo de Chão Ltda.	Brazil

Churrascaria Fogo de Chão RJ Ltda.	Brazil

Churrascaria Fogo de Chão CN Ltda.	Brazil

Churrascaria Fogo de Chão Barra Ltda.	Brazil

Fogo de Chão (Mexico) LLC	Delaware

JV Churrascaria Mexico S de RL de CV	Mexico

FDC Mexico City S de RL de CV	Mexico

FDC Netherlands Coöperatief U.A.	The Netherlands

FDC Global Holdings B.V.	The Netherlands

FD Restaurants, Ltd.	Cayman Islands